Signature Page

The following form of signature shall follow items 79, 85, 88, 104, 110 or 132 as appropriate.

This report is signed on behalf of the registrant (or depositor or trustee).

City of: Parsippany                                    State of: New Jersey                                               Date:    June 26, 2014

Name of Registrant, Depositor, or Trustee:

 By:  /s/ Jack R. Benintende                                                                                     Witness:  /s/ Rose Anne Cutropia
Jack R. Benintende                                                                                  Rose Anne Cutropia
         Treasurer and Principal Financial Officer                                                                                 Paralegal
         MainStay Funds Trust                                                                                            New York Life Investment Management LLC

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